Exhibit 3.58.1

[GRAPHIC APPEARS HERE]	THE REPUBLIC OF THE MARSHALL ISLANDS
REGISTRAR OF CORPORATIONS

RE: MANDORA SHIPPING LTD

EXISTENCE: October 17, 2011

THIS IS TO CERTIFY that the within document is a true and correct copy of the ARTICLES OF INCORPORATION of the above named corporation, duly filed with the Registrar of Corporations effective on the date indicated above pursuant to the Marshall Islands Business Corporations Act.

WITNESS my hand and the official seal of the
Registry on October 17, 2011.

[GRAPHICS HERE]
Deputy Registrar

[GRAPHIC APPEARS HERE]	Reg. No. 50794

REPUBLIC OF THE MARSHALL ISLANDS

OFFICE OF THE REGISTRAR OF CORPORATIONS

Endorsement Certificate

IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5 OF THE

BUSINESS CORPORATIONS ACT OF THE REPUBLIC OF THE MARSHALL ISLANDS 1990

I CERTIFY that I have endorsed “FILED” upon the Original Articles of Incorporation of

MANDORA SHIPPING LTD

as of

October 17, 2011

being the date upon which existence of said corporation commenced.

I FURTHER CERTIFY that a Duplicate of said Articles of Incorporation has been filed with this office.

Given under my hand and seal on this
17th day of October 2011.
[GRAPHIC APPEARS HERE]
Deputy Registrar of Corporations

[GRAPHIC APPEARS HERE]	Reg. No. 50794

[GRAPHIC APPEARS HERE]	ARTICLES OF INCORPORATION

OF

MANDORA SHIPPING LTD

INCORPORATED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

The original of this document was filed in accordance with section 5 of the Business Corporations Act on

NON RESIDENT

October 17, 2011

[GRAPHIC APPEARS HERE]

Deputy Registrar

ARTICLES OF INCORPORATION

OF

MANDORA SHIPPING LTD

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

MANDORA SHIPPING LTD

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act and without in any way limiting the generality of the foregoing, the corporation shall have the power:

(1)	To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, vessels, sailing vessels, yachts, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including landcraft, and any and all means of conveyance and transportation by land or water, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

REGISTRAR OF CORPORATIONS

REPUBLIC OF THE MARSHALL ISLANDS

FILED

October 17, 2011

(2)	To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.

(3)	To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(4)	To act as ship’s husband, shipbrokers, customhouse brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered and/or bearer shares without par value.

The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.

REGISTRAR OF CORPORATIONS

REPUBLIC OF THE MARSHALL ISLANDS

FILED

October 17, 2011

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is:

Name	Post Office Address
Majuro Nominees Ltd.	P.O Box 1405 Majuro Marshall Islands

G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF I have executed this instrument on October 17, 2011.

Majuro Nominees Ltd. Incorporator

by:	[GRAPHIC APPEARS HERE]

REGISTRAR OF CORPORATIONS

REPUBLIC OF THE MARSHALL ISLANDS

FILED

October 17, 2011

On October 17, 2011, James Myazoe, known to me to be the individual described in and who executed the foregoing instrument, duly acknowledged that the execution thereof was his act and deed.

[GRAPHIC APPEARS HERE]	[GRAPHIC APPEARS HERE]

REGISTRAR OF CORPORATIONS

REPUBLIC OF THE MARSHALL ISLANDS

FILED

October 17, 2011